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                                                                    Exhibit 23.3

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 1 of Form F-4/A of Grupo Televisa, S.A. of our report dated March 18, 2005 relating to the consolidated financial statements which appears in Group Televisa, S.A.'s Annual Report on Form 20-F/A for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers, S.C.



C.P.C. Jose Miguel Arrieta Mendez



Mexico D.F.
July 21, 2005
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 1 of Form F-4/A of Grupo Televisa, S.A. of our report dated January 30, 2004, except for the restatement to December 31, 2004 constant pesos for which the date is March 11, 2005, relating to the consolidated financial statements of Innova, S. de R. L. de C.V., which appears in Grupo Televisa, S.A.'s Annual Report on Form 20-F/A for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers, S.C.





Mexico D.F.
July 21, 2005